February 25, 2025
Sezzle Reports Fourth Quarter and Fiscal Year 2024 Results
A Year of Exceptional Performance Sets the Stage for the Next Phase of Growth and Innovation

Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, is pleased to update the market on key financial metrics for the quarter and year ended December 31, 2024.

“Disciplined execution and strategic focus have propelled us to another strong year, as our 2024 bottom line increased by more than tenfold year-over-year,” stated Charlie Youakim, Sezzle Chairman and CEO. “We remain excited about the future, with our recent product launches—such as On-Demand—further propelling us in 2025, as we expect to increase 2025 pre-tax net income by more than 55% compared to 2024. I am extremely proud of our team as our success is directly attributable to their creativity, dedication, and hard work.”

Fourth Quarter 2024 Highlights
•Gross Merchandise Volume (GMV, formerly known as Underlying Merchant Sales, or UMS) reached a new high of $855.4 million in 4Q24, up 42.1% YoY. The all-time high reflects strong holiday season performance, with heightened activity across all consumer segments—subscribers, returning users, and first-time shoppers.
•Total Revenue doubled YoY, rising 100.9% to $98.2 million, driven by strong holiday shopping performance, an expanded and more engaged subscriber base, and the positive impact of our WebBank partnership. Total Revenue as a percentage of GMV reached 11.5%, surpassing the previous high of 10.6% in 3Q24.
oAs part of our WebBank partnership, we launched Sezzle On-Demand, which allows consumers who are not subscribers to use the Sezzle Platform at any merchant online or in-store in exchange for a one-time service fee (finance charge). As of December 31, 2024, Sezzle had 707,000 Monthly On-Demand & Subscribers (MODS) (rounded to the nearest thousand). This new monthly metric captures unique On-Demand users and subscribers enrolled in Anywhere and Premium (US and CA).

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Total Operating Expenses increased 63.3% YoY to $67.4 million. However, Sezzle’s ability to scale efficiently drove a 15.7 point improvement YoY, with Total Operating Expenses as a percentage of Total Revenue falling to 68.6% in 4Q24 from 84.3% in the prior year.
•Transaction Related Costs1 as a percentage of GMV rose from 4.7% to 5.1% YoY, reflecting a rise in the Provision for Credit Losses tied to the Company’s strategic expansion of underwriting. The impact of this increase was softened by declines in Transaction Expense and Net Interest Expense as a percentage of GMV.
•Non-Transaction Related Operating Expenses1 grew 52.6% YoY to $26.9 million. Continuing its downward trend under the Company’s disciplined cost management strategy, this metric as a percentage of Total Revenue declined 8.6 points YoY to 27.4%, a new Company low.
•Robust revenue growth, coupled with strong expense control, propelled Operating Income to a new quarterly high of $30.9 million in 4Q24, up 302.6% YoY. Operating Margin also strengthened, improving 15.7 points YoY to 31.4%.
•In 4Q24, Total Revenue Less Transaction Related Costs1 soared 161.4% YoY to $54.3 million. This represented 6.4% of GMV and 55.3% of Total Revenue, marking YoY improvements of 2.9 and 12.8 points, respectively.
•Net Income reached an all-time high of $25.4 million, equating to 25.8% of Total Revenue—an increase of 19.8 points YoY. Net Income per Diluted Share jumped to $4.21 from $0.51 in 4Q23, reflecting a 721.5% YoY increase.
oAdjusted Net Income1 for the quarter totaled $26.5 million, or 26.9% of Total Revenue, underscoring the Company’s commitment to profitable growth. Per Diluted Share, Adjusted Net Income increased 873.3% YoY to $4.39.
•Adjusted EBITDA1 for the quarter ended December 31, 2024, stood at $32.5 million, amounting to 33.1% of Total Revenue—marking a 17.2 point increase from the prior year.

Full Year 2024 Highlights
•GMV soared to $2.5 billion, exceeding the FY2023 peak by 39.2% to set a new annual high. This increase was powered by robust consumer engagement, with YoY gains accelerating every quarter of FY2024.
1 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•FY2024 also set a record for Total Revenue, which climbed 70.1% YoY to $271.1 million, reaching 10.7% of GMV.
•Total Operating Expenses rose 37.7% YoY yet declined by 16.4 points as a percentage to Total Revenue, showcasing the Company’s operational efficiency and scalable growth.
•In FY2024, Transaction Related Costs2 as a percentage of GMV climbed YoY from 4.3% to 4.7%, driven by Provision for Credit Losses associated with the controlled underwriting aimed at optimizing growth and profitability. This was offset by lower Transaction Expense and Net Interest Expense as a percentage of GMV.
•Highlighting the Company’s operational efficiency, Non-Transaction Related Operating Expenses2 as a percentage of Total Revenue reached a new low in FY2024, declining YoY from 46.9% to 30.4%.
•Strong Total Revenue growth and effective cost control drove a 270.5% YoY increase in Operating Income, setting an annual high of $82.2 million. Consequently, Operating Margin improved to 30.3%, outperforming the previous annual pinnacle of 13.9% in FY2023.
•Total Revenue Less Transaction Related Costs2 continued its upward trend, achieving a new annual peak for the fourth consecutive year. In FY2024, the metric improved 86.4% YoY to $151.0 million and represented 5.9% of GMV and 55.7% of Total Revenue—up 1.5 and 4.9 points, respectively, over the prior year.
•The Company’s profitability accelerated in FY2024, with Net Income rising more than tenfold to $78.5 million, resulting in $13.13 Net Income per Diluted Share, compared to $1.25 in FY2023. Net Income Margin expanded to 29.0%, marking a 24.5 point YoY improvement.
oAdjusted Net Income2 totaled $66.2 million, representing 24.4% of Total Revenue. Net Income per Diluted Share was $11.06, compared to $0.99 in FY2023.
•Adjusted EBITDA2 climbed to $88.4 million in FY2024, up 194.8% YoY, while Adjusted EBITDA Margin improved significantly, rising 13.8 points to 32.6%.

2 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Balance Sheet and Liquidity
•As of December 31, 2024, Sezzle had $98.3 million of cash and cash equivalents, $25.1 million of which was restricted.
•The Company had an outstanding principal balance of $105.0 million on its $150.0 million credit facility as of year end.

FY2025 Guidance
•The Company is updating its FY2025 guidance, and raising its Net Income per Diluted Share outlook:
oNet Income: $80.4 million.
oNet Income per Diluted Share: $13.25 versus $12.00 provided with 3Q24 earnings.
oTotal Revenue Growth: 25%-30%.
oTotal Revenue Less Transaction Related Costs3 as a percentage of Total Revenue: 55%-60%.
•The Company expects to transition to full corporate taxpayer status in 2025, with an anticipated effective tax rate of 25%.

Initiatives Update
•In 4Q24, the Company expanded its merchant network by launching partnerships with Backcountry, Bealls, and Rural King. These additions reflect Sezzle’s ongoing strategy to strengthen the Company’s market presence amongst enterprise merchants, drive future growth, and enhance the shopping experience for shoppers both online and in-store.
•Sezzle’s enhanced Product Marketplace is emerging as a powerful driver for consumer engagement. In 2024, Product Marketplace orders grew by an average of 39% MoM, while average session activity increased 70% YoY—demonstrating the platform’s effectiveness in both attracting and retaining consumers.

3 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Awards and Accolades
•Sezzle continues to receive industry recognition, including being named among Forbes' 2025 Most Successful Mid-Cap Companies (Sezzle ranked #3). Additional 2024 and 2025 accolades from CNBC, Bankrate, CNET, Investor’s Business Daily, Worth, Minneapolis/St. Paul Business Journal, Newsweek, and Boston Brand Research & Media underscore Sezzle’s ongoing success with consumers and product innovations, coupled with profitable growth.

Upcoming Events
•Sezzle Management will participate in the upcoming investor conferences:
oFebruary 26, 2025: Oppenheimer 10th Annual Emerging Growth Conference.
oMarch 11, 2025: Wolfe Fintech Forum 2025.
oMay 15, 2025: 20th Annual Needham Technology, Media, & Consumer Conference.
oMay 21-22, 2025: 25th Annual B. Riley Securities Investor Conference.

Quarterly Conference Call and Presentation
The Company will host its fourth quarter earnings conference call on February 25, 2025, at 5:00pm ET.

To register for the call, please navigate to: https://dpregister.com/sreg/10196962/fe834c8562

All participants can access the webcast using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=pufUI2lO

Upon registration, participants will receive the dial-in number. Those without internet access or unable to pre-register may dial in by calling: 1-866-777-2509 (US/CA toll free) or 1-412-317-5413 (international toll). A replay will be available until March 4, 2025. To access the replay dial 1-877-344-7529 (US toll free) or 1-412-317-0088 (International toll). Replay access code: 3387689.

In conjunction with the earnings call, the Company will release its presentation on the Sezzle Investor Relations website before the call. Please navigate to the Sezzle Investor Relations website for the presentation that management will review on the call.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

4Q24 GAAP Operating Results

	For the three months ended
($ in thousands)	Dec. 31, 2024	Dec. 31, 2023	YoY Difference
Total Revenue	$98,223	$48,901	100.9%
Operating Expenses	$67,353	$41,234	63.3%
Operating Expenses as % of Total Revenue	68.6%	84.3%	(15.7 ppt)
Operating Expenses as % of GMV	7.9%	6.9%	1.0 ppt
Operating Income	$30,870	$7,667	302.6%
Operating Income as % of Total Revenue	31.4%	15.7%	15.7 ppt
Operating Income as % of GMV	3.6%	1.3%	2.3 ppt
Net Income	$25,367	$2,939	763.0%
Net Income as % of Total Revenue	25.8%	6.0%	19.8 ppt
Net Income per Diluted Share	$4.21	$0.51	721.5%

4Q24 Non-GAAP Operating Results4

	For the three months ended
($ in thousands)	Dec. 31, 2024	Dec. 31, 2023	YoY Difference
Non-Transaction Related Operating Expenses	$26,900	$17,628	52.6%
Non-Transaction Related Operating Expenses as % of Total Revenue	27.4%	36.0%	(8.6 ppt)
Transaction Related Costs	$43,894	$28,120	56.1%
Transaction Related Costs as % of Total Revenue	44.7%	57.5%	(12.8 ppt)
Transaction Related Costs as % of GMV	5.1%	4.7%	0.4 ppt
Total Revenue Less Transaction Related Costs	$54,329	$20,781	161.4%
Total Revenue Less Transaction Related Costs as % of Total Revenue	55.3%	42.5%	12.8 ppt
Total Revenue Less Transaction Related Costs as % of GMV	6.4%	3.5%	2.9 ppt
Adjusted EBITDA	$32,498	$7,764	318.6%
Adjusted EBITDA Margin	33.1%	15.9%	17.2 ppt
Adjusted Net Income	$26,471	$2,589	922.3%
Adjusted Net Income Margin	26.9%	5.3%	21.6 ppt
Adjusted Net Income per Diluted Share	$4.39	$0.45	873.3%

4 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

FY24 GAAP Operating Results

	For the year ended
($ in thousands)	Dec. 31, 2024	Dec. 31, 2023	YoY Difference
Total Revenue	$271,128	$159,357	70.1%
Operating Expenses	$188,882	$137,156	37.7%
Operating Expenses as % of Total Revenue	69.7%	86.1%	(16.4 ppt)
Operating Expenses as % of GMV	7.4%	7.5%	(0.1 ppt)
Operating Income	$82,246	$22,200	270.5%
Operating Income as % of Total Revenue	30.3%	13.9%	16.4 ppt
Operating Income as % of GMV	3.2%	1.2%	2.0 ppt
Net Income	$78,522	$7,098	1006.3%
Net Income as % of Total Revenue	29.0%	4.5%	24.5 ppt
Net Income per Diluted Share	$13.13	$1.25	950.2%

FY24 Non-GAAP Operating Results5

	For the year ended
($ in thousands)	Dec. 31, 2024	Dec. 31, 2023	YoY Difference
Non-Transaction Related Operating Expenses	$82,503	$74,761	10.4%
Non-Transaction Related Operating Expenses as % of Total Revenue	30.4%	46.9%	(16.5 ppt)
Transaction Related Costs	$120,141	$78,362	53.3%
Transaction Related Costs as % of Total Revenue	44.3%	49.2%	(4.9 ppt)
Transaction Related Costs as % of GMV	4.7%	4.3%	0.4 ppt
Total Revenue Less Transaction Related Costs	$150,987	$80,994	86.4%
Total Revenue Less Transaction Related Costs as % of Total Revenue	55.7%	50.8%	4.9 ppt
Total Revenue Less Transaction Related Costs as % of GMV	5.9%	4.4%	1.5 ppt
Adjusted EBITDA	$88,405	$29,987	194.8%
Adjusted EBITDA Margin	32.6%	18.8%	13.8 ppt
Adjusted Net Income	$66,153	$5,621	1076.9%
Adjusted Net Income Margin	24.4%	3.5%	20.9 ppt
Adjusted Net Income per Diluted Share	$11.06	$0.99	1017.3%

5 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Appendix - Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Operating Expenses to Non-transaction Related Operating Expenses

	For the three months ended					For the year ended
($ in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Operating expenses	$67,353	$49,117	$39,269	$33,144	$41,234	$188,882	$137,156
Transaction expense	(16,074)	(12,761)	(10,742)	(11,787)	(13,086)	(51,364)	(39,208)
Provision for credit losses	(24,379)	(15,402)	(10,094)	(5,140)	(10,520)	(55,015)	(23,187)
Non-transaction related operating expenses	$26,900	$20,954	$18,433	$16,217	$17,628	$82,503	$74,761

Reconciliation of Operating Expenses to Transaction Related Costs

	For the three months ended					For the year ended
($ in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Operating expenses	$67,353	$49,117	$39,269	$33,144	$41,234	$188,882	$137,156
Personnel	(14,580)	(13,424)	(12,737)	(11,025)	(11,700)	(51,765)	(46,374)
Third-party technology and data	(2,871)	(2,386)	(2,180)	(2,157)	(2,161)	(9,595)	(7,816)
Marketing, advertising, and tradeshows	(5,364)	(2,726)	(995)	(655)	(1,856)	(9,740)	(11,984)
General and administrative	(4,085)	(2,417)	(2,522)	(2,380)	(1,912)	(11,403)	(8,588)
Net interest expense	3,441	3,328	2,911	4,081	4,515	13,762	15,968
Transaction related costs	$43,894	$31,492	$23,746	$21,008	$28,120	$120,141	$78,362

Reconciliation of Operating Income to Total Revenue Less Transaction Related Costs

	For the three months ended					For the year ended
($ in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Operating income	$30,870	$20,841	$16,699	$13,835	$7,667	$82,246	$22,200
Personnel	14,580	13,424	12,737	11,025	11,700	51,765	46,374
Third-party technology and data	2,871	2,386	2,180	2,157	2,161	9,595	7,816
Marketing, advertising, and tradeshows	5,364	2,726	995	655	1,856	9,740	11,984
General and administrative	4,085	2,417	2,522	2,380	1,912	11,403	8,588
Net interest expense	(3,441)	(3,328)	(2,911)	(4,081)	(4,515)	(13,762)	(15,968)
Total revenue less transaction related costs	$54,329	$38,466	$32,222	$25,971	$20,781	$150,987	$80,994

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Reconciliation of Net Income to Adjusted EBITDA

	For the three months ended					For the year ended
($ in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income	$25,367	$15,446	$29,702	$8,007	$2,939	$78,522	$7,098
Depreciation and amortization	258	233	247	227	231	965	856
Income tax (benefit) expense	2,362	2,163	(16,123)	393	563	(11,205)	611
Equity and incentive-based compensation	1,370	1,456	1,462	905	(134)	5,193	6,931
Other (income) expense, net	(300)	(96)	(50)	92	(727)	(354)	(1,933)
Loss on extinguishment of line of credit	—	—	260	—	—	260	—
Fair value adjustment on warrants	—	—	—	1,262	377	1,262	456
Net interest expense	3,441	3,328	2,911	4,081	4,515	13,762	15,968
Adjusted EBITDA	$32,498	$22,530	$18,409	$14,967	$7,764	$88,405	$29,987

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share

	For the three months ended					For the year ended
($ in thousands, except for per share numbers)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income	$25,367	$15,446	$29,702	$8,007	$2,939	$78,522	$7,098
Discrete tax (benefit) expense for valuation allowance release	1,404	1,904	(16,845)	—	—	(13,537)	—
Loss on extinguishment of line of credit	—	—	260	—	—	260	—
Fair value adjustment on warrants	—	—	—	1,262	377	1,262	456
Other (income) expense, net	(300)	(96)	(50)	92	(727)	(354)	(1,933)
Adjusted net income	26,471	17,254	13,067	9,361	2,589	66,153	5,621
Diluted weighted-average shares outstanding	6,029	5,906	6,024	5,961	5,739	5,982	5,679
Adjusted net income per diluted share	$4.39	$2.92	$2.17	$1.57	$0.45	$11.06	$0.99

Investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when we establish reserves for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Contact Information

Lee Brading, CFA Investor Relations +1 651 240 6001 InvestorRelations@sezzle.com	Erin Foran Media Enquiries +1 651 403 2184 erin.foran@sezzle.com

About Sezzle Inc.
Sezzle is a forward-thinking fintech company committed to financially empowering the next generation. Through its purpose-driven payment platform, Sezzle enhances consumers' purchasing power by offering access to point-of-sale financing options and digital payment services—connecting millions of customers with its global network of merchants. Centered on transparency, inclusivity, and ease of use, Sezzle empowers consumers to manage spending responsibly, take charge of their finances, and achieve lasting financial independence.

For more information visit sezzle.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations, whether stated or implied, regarding our financing plans and other future events.

Forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," other words or expressions of similar meaning (or the negative versions of such words or expressions). These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: impact of the “buy-now, pay-later” (“BNPL”) industry becoming subject to increased regulatory scrutiny; impact of operating in a highly competitive industry; impact of macro-economic conditions on consumer spending; our ability to increase our merchant network, our base of consumers and gross merchandise value (GMV); our ability to effectively manage growth, sustain our growth rate and maintain our market share; our ability to maintain adequate access to capital in order to meet the capital requirements of our business; impact of exposure to consumer bad debts and insolvency of merchants; impact of the integration, support and prominent presentation of our platform by our merchants; impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions; impact of key vendors or merchants failing to comply with legal or

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

regulatory requirements or to provide various services that are important to our operations; impact of the loss of key partners and merchant relationships; impact of exchange rate fluctuations in the international markets in which we operate; impact of our delisting from the Australian Securities Exchange and trading on Nasdaq Capital Market as our sole trading exchange; our ability to protect our intellectual property rights and third party allegations of the misappropriation of intellectual property rights; our ability to retain employees and recruit additional employees; impact of the costs of complying with various laws and regulations applicable to the BNPL industry in the United States and Canada; and our ability to achieve our public benefit purpose and maintain our B Corporation certification. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company's filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company's business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Non-GAAP Financial Measures
To supplement our operating results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures: Total revenue less transaction related costs; transaction related costs; non-transaction related operating expenses; adjusted net income; adjusted net income margin; adjusted net income per diluted share; adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”); and Adjusted EBITDA margin. Definitions of these non-GAAP financial measures and summaries of the reasons why management believes that the presentation of these non-GAAP financial measures provide useful information to the Company and investors are as follows:
•Total revenue less transaction related costs is defined as GAAP total revenue less transaction related costs. Transaction related costs is the sum of GAAP transaction expense, provision for credit losses, and net interest expense less certain non-recurring charges as detailed in the reconciliation table of GAAP operating income to non-GAAP total revenue less transaction related costs above. We believe that total revenue less transaction related costs is a useful financial measure to both management and investors for evaluating the economic value of orders processed on the Sezzle Platform;
•Non-transaction related operating expenses is defined as the sum of GAAP personnel; third-party technology and data; marketing, advertising, and tradeshows; and general and administrative operating expenses. We believe that non-transaction related operating expenses is a useful financial measure to both management and investors for evaluating our management of operating expenses not directly attributable to orders processed on the Sezzle Platform.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Adjusted EBITDA is defined as GAAP net income, adjusted for certain non-cash and non-recurring charges including depreciation, amortization, equity and incentive–based compensation, and merger-related costs, as well as net interest expense as detailed in the reconciliation table of GAAP net income to adjusted EBITDA. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.
•Adjusted EBITDA margin is defined as Adjusted EBITDA divided by GAAP total revenue. We believe that this financial measure is a useful measure for period-to-period comparison of our business’ unit economics by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.
•Adjusted net income is defined as GAAP net income, adjusted for certain charges including the release of our deferred tax asset valuation allowance, fair value adjustments on warrants, losses on the extinguishment of our lines of credit, and other income and expense, as detailed in the reconciliation table of GAAP net income to adjusted net income. We believe that this financial measure is useful for period-to-period comparison of our business by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.
•Adjusted net income margin is defined as Adjusted net income divided by GAAP total revenue. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.
•Adjusted net income per diluted share is defined as non-GAAP adjusted net income divided by GAAP weighted-average diluted shares outstanding. We believe that this financial measure is a useful measure for period-to-period comparison of shareholder return by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.

Additionally, we have included these non-GAAP measures because they are key measures used by our management to evaluate our operating performance, guide future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of resources. Therefore, we believe these measures provide useful information to investors and other users of this press release to understand and evaluate our operating results in the same manner as our management and board of directors. However, non-GAAP financial measures have limitations, should be considered supplemental in nature, and are not meant as a substitute for the related financial information prepared in accordance with U.S. GAAP. These limitations include the following:

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Total revenue less transaction-related costs is not intended to be measures of operating profit or cash flow profitability as they exclude key operating expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Transaction related costs exclude significant expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Non-transaction related operating expenses exclude significant expenses, including transaction expense and provision for credit losses, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Adjusted EBITDA and adjusted EBITDA margin exclude certain recurring, non-cash charges such as depreciation, amortization, and equity and incentive–based compensation, which have been, and will continue to be for the foreseeable future, recurring GAAP expenses. Further, these non-GAAP financial measures exclude certain significant cash inflows and outflows, which have a significant impact on our working capital and cash.
•Adjusted EBITDA and adjusted EBITDA margin excludes net interest expense, which has a significant impact on our GAAP net income, working capital, and cash.
•Adjusted net income, adjusted net income margin, and adjusted net income per diluted share excludes certain charges such as losses on the extinguishment of our lines of credit, fair value adjustments on our warrants, other income and expense, and the release of our deferred tax asset valuation allowance which have been, and may be in the future, recurring GAAP expenses.
•Long-lived assets being depreciated or amortized may need to be replaced in the future, and these non-GAAP financial measures do not reflect the capital expenditures needed for such replacements, or for any new capital expenditures or commitments.
•These non-GAAP financial measures do not reflect income taxes that may represent a reduction in cash available to us.
•Non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs.
•Other companies, including companies in our industry, may calculate the non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Because of these limitations, you should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of our financial results as reported under GAAP, and these non-GAAP financial measures should be considered alongside other financial performance measures, including net income and other financial results presented in accordance with GAAP. We encourage you to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Balance Sheets

	As of December 31,
	2024	2023
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$73,185,252	$67,624,212
Restricted cash, current, including amounts held by variable interest entity ("VIE") of $4,095,855 and $2,868,011, respectively	4,849,582	2,993,011
Notes receivable	190,665,266	142,885,682
Allowance for credit losses	(26,103,421)	(12,253,041)
Notes receivable, net, including amounts held by VIE of $152,174,296 and $125,188,900, respectively	164,561,845	130,632,641
Other receivables, net	3,629,182	1,571,728
Prepaid expenses and other current assets	11,392,782	6,223,274
Total current assets	257,618,643	209,044,866
Non-Current Assets
Internally developed intangible assets, net	2,441,611	1,898,470
Operating right-of-use assets	800,424	994,476
Restricted cash, non-current	20,275,310	82,000
Deferred tax asset, net of $3,741,900 and $32,450,807 valuation allowance, respectively	16,905,315	—
Other assets	330,742	625,471
Total Assets	$298,372,045	$212,645,283

Liabilities and Stockholders' Equity
Current Liabilities
Merchant accounts payable	$68,966,667	$74,135,491
Other payables	7,455,416	5,261,436
Deferred revenue	4,234,224	2,643,230
Other current liabilities	25,020,936	10,847,624
Line of credit, net of unamortized debt issuance costs of $619,094, held by VIE	—	94,380,906
Total current liabilities	105,677,243	187,268,687
Non-Current Liabilities
Long term debt	—	250,000
Operating lease liabilities	823,071	981,692
Line of credit, net of unamortized debt issuance costs of $1,008,441, held by VIE	103,991,559	—
Warrant liabilities	—	967,257
Other non-current liabilities	44,743	1,083,323
Total Liabilities	210,536,616	190,550,959

Stockholders' Equity
Common stock, $0.00001 par value; 750,000,000 shares authorized; 5,797,732 and 5,826,206 shares issued, respectively; 5,622,579 and 5,697,517 shares outstanding, respectively	2,085	2,085
Additional paid-in capital	188,586,688	186,015,079
Treasury stock, at cost: 175,153 and 128,689 shares, respectively	(9,390,893)	(5,755,961)
Accumulated other comprehensive loss	(1,587,793)	(646,999)
Accumulated deficit	(89,774,658)	(157,519,880)
Total Stockholders' Equity	87,835,429	22,094,324
Total Liabilities and Stockholders' Equity	$298,372,045	$212,645,283

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Operations and Comprehensive Income

	For the years ended December 31,
	2024	2023
	(unaudited)
Total revenue	$271,127,890	$159,356,772

Operating Expenses
Personnel	51,764,964	46,373,915
Transaction expense	51,364,347	39,207,768
Third-party technology and data	9,595,106	7,815,915
Marketing, advertising, and tradeshows	9,739,763	11,984,019
General and administrative	11,403,468	8,587,781
Provision for credit losses	55,014,676	23,186,973
Total operating expenses	188,882,324	137,156,371

Operating Income	82,245,566	22,200,401

Other Income (Expense)
Net interest expense	(13,761,645)	(15,968,380)
Other income (expense), net	354,487	1,933,450
Fair value adjustment on warrants	(259,706)	—
Loss on extinguishment of line of credit	(1,261,556)	(455,962)
Income before taxes	67,317,146	7,709,509

Income tax (benefit) expense	(11,205,165)	611,487

Net Income	78,522,311	7,098,022

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	(940,794)	(3,025)

Total Comprehensive Income	$77,581,517	$7,094,997

Net income per share:
Basic	$13.98	$1.27
Diluted	13.13	1.25

Weighted-average shares outstanding:
Basic	5,618,497	5,606,087
Diluted	5,981,795	5,678,527

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Cash Flows

	For the years ended December 31,
	2024	2023
	(unaudited)
Operating Activities:
Net income	$78,522,311	$7,098,022
Adjustments to reconcile net income to net cash provided from (used for) operating activities:
Depreciation and amortization	965,404	855,803
Provision for credit losses	55,014,676	23,186,973
Provision for other credit losses	10,605,064	3,351,966
Equity based compensation and restricted stock vested	5,192,603	6,933,718
Amortization of debt issuance costs	525,617	732,029
Fair value adjustment on warrants	1,261,556	455,962
Impairment losses on long-lived assets	47,962	42,247
(Gain) loss on sale of fixed assets	(54,699)	25,621
Loss on extinguishment of line of credit	259,706	—
Deferred income taxes	(16,905,315)	—
Changes in operating assets and liabilities:
Notes receivable	(89,288,635)	(59,364,299)
Other receivables	(12,669,607)	(2,390,165)
Prepaid expenses and other assets	(4,997,491)	(1,219,639)
Merchant accounts payable	(4,344,867)	(9,115,285)
Other payables	1,951,291	1,120,852
Accrued and other liabilities	13,145,254	1,416,863
Deferred revenue	1,594,933	1,126,966
Operating leases	74,275	51,933
Net Cash Provided from (Used for) Operating Activities	40,900,038	(25,690,433)

Investing Activities:
Purchase of property and equipment	(69,760)	(81,609)
Internally developed intangible asset additions	(1,394,203)	(1,283,983)
Net Cash Used for Investing Activities	(1,463,963)	(1,365,592)

Financing Activities:
Proceeds from line of credit	107,426,901	54,849,000
Payments to line of credit	(97,426,901)	(24,849,000)
Payments of debt issuance costs	(1,106,281)	(128,598)
Proceeds from stock option exercises	3,918,462	26,996
Proceeds from warrant exercises	400,741	—
Stock subscriptions collected related to stock option exercises	38,848	—
Repurchase of common stock	(23,619,879)	(1,683,210)
Net Cash (Used for) Provided from Financing Activities	(10,368,109)	28,215,188

Effect of exchange rate changes on cash	(1,457,045)	17,402
Net increase in cash, cash equivalents, and restricted cash	29,067,966	1,159,163
Cash, cash equivalents, and restricted cash, beginning of period	70,699,223	69,522,658
Cash, cash equivalents, and restricted cash, end of period	$98,310,144	$70,699,223

Noncash investing and financing activities:
Lease liabilities arising from obtaining right-of-use assets	$—	$1,059,263
Conversion of warrant liabilities to stockholders' equity	2,228,813	—

Supplementary disclosures:
Interest paid	$14,046,830	$16,362,536
Income taxes paid	4,765,512	452,426

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402